UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2019

BROADSTONE NET LEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55774	26-1516177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Clinton Square, Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

(585) 287-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Explanatory Note

Broadstone Net Lease, Inc., (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to amend the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2019 (the “Original Report”) relating to the completion of the acquisition described below. This Amendment is being filed to add Item 9.01 (Financial Statements and Exhibits) disclosure related to certain required financial statements. No disclosure in the text of Item 2.01 (Completion of Acquisition or Disposition of Assets) of the Original Report was changed as a result of this Amendment, which is reproduced below in its entirety.

Item 2.01        Completion of Acquisition or Disposition of Assets

On August 29, 2019, Broadstone Net Lease, Inc., (the “Company”) through a wholly-owned subsidiary of its operating company, completed the previously announced purchase of 23 industrial (warehouse, distribution, manufacturing, and cold storage) and office/flex properties located in 14 states and British Columbia, Canada for an aggregate purchase price of approximately $735.7 million (excluding capitalized acquisition expenses and subject to any applicable proration or adjustment of such price pursuant to the applicable purchase agreements).

The acquisition was effectuated pursuant to the previously disclosed Partial Assignment and Assumption of Purchase Agreement (the “Partial Assignment”) between subsidiaries of the Company and each of CF Alpha & Golf Propco LLC, CF Alpha & Golf KS Propco LLC, CF Alpha & Golf MA Propco LLC, and CF Alpha & Golf Property BC ULC (collectively, the “Assignors” and each an “Assignor”).

None of the Assignors is a related party to the Company or its affiliates, and the Company does not have a material relationship with any such Assignor, other than with respect to the acquisition and the Partial Assignment.

Item 9.01        Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The required financial statements for the acquired properties will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the date on which this initial Current Report was required to be filed.

(b)	Unaudited Pro Forma Financial Information

The required pro forma financial statements for the acquisition will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the date on which this initial Current Report was required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.

/s/ John D. Moragne
Name: John D. Moragne Title: Executive Vice President, Chief Operating Officer, and Secretary

Date: September 5, 2019